EXHIBIT 4.1

NUMBER

ZQ

SanDisk™

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

CUSIP 80004C 10 1

SEE REVERSE
FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.001 PER SHARE, OF

SanDisk Corporation

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are subject to the provisions of the Corporation's Certificate of Incorporation and Bylaws, and all amendments thereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

SANDISK CORPORATION
CORPORATE
SEAL
DELAWARE

Eli Harari
PRESIDENT

COUNTERSIGNED AND REGISTERED:
Computershare Trust Company, Inc.
P.O. Box 1596
Denver, Colorado 80201

By ______________________
Transfer Agent & Registrar Authorized Signature

SPECIMEN

SanDisk Corporation

TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between SanDisk Corporation and Computershare Trust Company, Inc., dated as of September 15, 2003 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SanDisk Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SanDisk Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT- _________Custodian_________
TEN ENT	-as tenants by the entireties	(Cust) (Minor)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact
to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.